                                 EXHIBIT (g)(6)

    Form of Revised Schedule A to the Fund Accounting Agreement between the
        Registrant and BISYS Fund Services Ohio, Inc. is filed herewith.

                                                     As Revised November 7, 2002

                                 FORM OF REVISED
                                   SCHEDULE A
                        TO THE FUND ACCOUNTING AGREEMENT
                               DATED JUNE 1, 2000
                               BETWEEN BB&T FUNDS
                                       AND
                         BISYS FUND SERVICES OHIO, INC.

NAME OF FUND
------------
BB&T U.S. Treasury Money Market Fund
BB&T Short Intermediate U.S. Government Income Fund
BB&T Intermediate U.S. Government Bond Fund
BB&T Large Company Value Fund
BB&T North Carolina Intermediate Tax-Free Fund
BB&T Balanced Fund
BB&T Small Company Growth Fund
BB&T International Equity Fund
BB&T Capital Manager Conservative Growth Fund
BB&T Capital Manager Moderate Growth Fund
BB&T Capital Manager Growth Fund
BB&T Prime Money Market Fund
BB&T Large Company Growth Fund
BB&T South Carolina Intermediate Tax-Free Fund
BB&T Virginia Intermediate Tax-Free Fund
BB&T Intermediate Corporate Bond Fund
BB&T Tax-Free Money Market Fund
BB&T Capital Appreciation Fund
BB&T Mid Cap Value Fund
BB&T West Virginia Intermediate Tax-Free Fund
BB&T Capital Manager Aggressive Growth Fund
BB&T Small Company Value Fund
BB&T Georgia Intermediate Tax-Free Fund
BB&T Kentucky Intermediate Tax-Free Fund
BB&T Maryland Intermediate Tax-Free Fund



BB&T FUNDS                                  BISYS FUND SERVICES OHIO, INC.

By:                                         By:
   ---------------------------                 -------------------------------
Title:                                      Title:
      ------------------------                    ----------------------------



                                     C-127